EXHIBIT 5.1

[Letterhead of Sheppard, Mullin, Richter & Hampton LLP]

May 12, 2005

Unified Western Grocers, Inc.

5200 Sheila Street

Los Angeles, CA 90040

Re:	Form S-2 Registration Statement of Unified Western Grocers, Inc.
Partially Subordinated Patrons’ Deposit Accounts

Ladies and Gentlemen:

We have acted as special counsel to Unified Western Grocers, Inc., a California corporation (the “Company”), in connection with the filing of a registration statement on Form S-2 (the “Registration Statement”), registering under the Securities Act of 1933, as amended, the offering of $50,000,000 in Partially Subordinated Patrons’ Deposit Accounts (the “Deposit Accounts”) of the Company. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-2 and Item 601(b)(5)(i) of Regulation S-K.

In rendering the opinion expressed below, we have examined the following agreements (the “Service Agreements”):

(a)	The form of Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement;

(b)	The form of Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement; and

(c)	The form of Application and Agreement for Service Affiliation as a Member-Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement.

In rendering the opinion expressed below, as to matters of fact, we have relied on a certificate of officers of the Company (the “Officers’ Certificate”) and on certificates and statements of government officials, all without independent verification.

We have also relied on the Officers’ Certificate as to the absence of any agreement or arrangement of the Company limiting or restricting the repayment of the Deposits other than the Service Agreements and the agreements in the following forms (the “Subordination Agreements”), one or more of which each depositor has entered into:

(a)	The form of Subordination Agreement executed by member-patrons before January 14, 1994; and

(b)	The form of Subordination Agreement executed by member-patrons on or after January 14, 1994.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, and subject to the limitations set forth in the Service Agreements and Subordination Agreements, it is our opinion that the Deposit Accounts will be binding obligations of the Company.

We note that the statement herein that a deposit account is a “binding obligation” of the Company means, subject to the qualifications and limitations set forth herein, that (i) the Company is obligated, subject to all applicable liens, offsets and rights of others, and after the depositor’s demand, to repay the deposit; and (ii) some remedy is available to the depositor if the Company does not, subject to all applicable liens, offsets and rights of others, and after the depositor’s demand, repay the deposit. This does not imply that any particular type of remedy is available.

Our opinions expressed herein are limited to the laws of the state of California. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the naming of our firm in the “Legal Matters” portion of the prospectus included in the Registration Statement.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Deposit Accounts.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP